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                                                                      EXHIBIT 23


                        CONSENT OF INDEPENDENT AUDITORS

    We hereby consent to the incorporation by reference in the registration statements of Advanced Deposition Technologies, Inc. on Form S-8, dated December 11, 1996 (SEC file No. 333-17653), on Form S-8, dated April 24, 1997 (SEC file No. 333-25801), and on Form S-3, dated May 9, 1996 (SEC file No. 033-98400), of our report dated March 11, 1998 relating to the financial statements of Alexander Boxall, S.A. as of December 18, 1997 and December 31, 1996 and for the periods ended, included in the 8K/A of Advanced Deposition Technologies, Inc. filed in connection with the acquisition of Alexander Boxall, S.A.


                                        BDO Audiberia

                                        /s/ Peter Houdelet
                                        Peter Houdelet


Madrid, Spain
May 4, 1998